Exhibit 10.19

SECOND AMENDMENT TO LOAN AGREEMENT
AND WAIVER NO. 2

                        THIS SECOND AMENDMENT TO LOAN AGREEMENT AND WAIVER
NO. 2 (this "Amendment") dated as of August 13, 2003, is made between THE EXPLORATION COMPANY OF DELAWARE, INC., a Delaware corporation ("Borrower"), and HIBERNIA NATIONAL BANK, a national banking association ("Lender") who agree as follows:

RECITALS

                    A.         The Borrower and the Lender entered into that certain Loan Agreement dated as of March 4, 2002, as amended by a First Amendment to Loan Agreement dated as of December 13, 2002 (as amended, the "Loan Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings indicated in the Loan Agreement.

                    B.         The Borrower and the Lender desire to amend the Loan Agreement in connection with the Borrower's contemplated issuance of certain redeemable preferred stock, and otherwise to provide with respect to the Loan.

                    C.      Further, the Borrower has requested a one-time waiver of a financial covenant requirement for the period ending June 30, 2003. The Lender is willing to accept the Borrower's request on the terms and conditions set forth below.

AGREEMENT

                    NOW, THEREFORE, in consideration of the terms and conditions contained herein, and the loans and extensions of credit heretofore, now or hereafter made to the Borrower by the Lender, the parties hereto hereby agree as follows:

ARTICLE 1.
AMENDMENTS

                    1.1        The Borrower and the Lender hereby amend Section 1.2 of the Loan Agreement by adding definitions of the terms "Preferred Series B" and "Preferred Series B Documents", inserted within Section 1.2 in the proper alphabetical place, such definitions to read in their entirety as follows:

"Preferred Series B" shall mean the Borrower's Redeemable Preferred Stock Series B, par value $0.01 per share.

"Preferred Series B Documents" shall mean the Certificate of Designation of Redeemable Preferred Stock, Series B, of the Borrower, the Subscription Agreement dated as of August 1, 2003,

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among the Borrower, Kayne Anderson Energy Fund II, L.P. and Gryphon Master Fund, L.P., as amended by letter agreement dated August 5, 2003, and the Rights Agreement among the Borrower, Kayne Anderson Energy Fund II, L.P. and Gryphon Master Fund, L.P.

1.2 The Borrower and the Lender hereby amend Section 5.11 of the Loan Agreement by adding a new Subsection 5.11(g), to read in its entirety as follows:

(g)

The Borrower shall promptly notify the Lender of the occurrence of any event which constitutes a default under the Preferred Series B Documents, and shall promptly provide the Lender with a copy of any default notice or waiver (retroactive or prospective) under or amendment of any of the Preferred Series B Documents.

                    1.3        The Borrower and the Lender hereby amend Subsection 5.15(a) of the
Loan Agreement, requiring a minimum current ratio, changing the requirement from not less than 1.25 to 1.00 to be instead not less than 1.00 to 1.00.

1.4 The Borrower and the Lender hereby amend Section 6.1 of the Loan Agreement by adding a new Subsection 6.1(h), to read in its entirety as follows:

(h)

16,000 issued shares of the Preferred Series B, with an original issue price of $1,000.00 per share, for a total original principal amount of $16,000,000.00. The Borrower shall not issue additional shares of the Preferred Series B, and shall not amend any of the Preferred Series B Documents or enter into any other new agreement pertaining thereto, in each case without the Lender's prior written consent. The Borrower shall not make any cash or other payment or transfer of property on account of the Preferred Series B except as expressly permitted under Section 6.10 hereof.

1.5 The Borrower and the Lender hereby amend and restate Subsection 6.3(h) of the Loan Agreement to read in its entirety as follows:

(h) Acquisitions of the common stock of the Borrower up to and not to exceed, in any one fiscal year period, twenty

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(20%) percent of the Borrower's net worth at the prior
fiscal year end. Acquisitions or redemptions of any
preferred stock of the Borrower are not permitted
without the prior written consent of the Lender except
as specified in Section 6.10 hereof.

1.6 The Borrower and the Lender hereby amend and restate Section 6.10 of the Loan Agreement, to read in its entirety as follows:

Section 6.10 Dividends or Redemption of Shares. The Borrower will not (i) pay or declare any dividend on any class of its stock (other than stock dividends), (ii) make any other distribution or other shareholder expenditure on account of any class of its stock, nor set aside any funds for such purpose, nor (iii) otherwise make or agree to pay for or make, directly or indirectly, any other distribution with respect to any shares of any class of its stock, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares or any option, warrants or other right to acquire any such shares, except that (w) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and no Loan Excess shall then exist, the Borrower may declare, and agree to declare and pay, dividends (interest expense) in cash to the holders of the Preferred Series B at the times and in the amounts specified in and required by the Preferred Series B Documents (without considering any amendments made thereto without the Lender's consent), and the Borrower may make and pay such cash dividends so declared within thirty (30) days of such declaration, (x) in addition to dividends (interest expense) permitted under clause (w) above, dividends may be declared and paid limited in an amount not to exceed fifty (50%) percent of the Borrower's prior year's fiscal year end net income on an annual basis, (y) the Borrower may make, and agree to make, acquisitions of its common stock as permitted by Subsection 6.3(h), and (z) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and no Loan Excess shall then exist, the Borrower may redeem shares of Preferred Series B solely from the net proceeds of

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the issuance of traditional equity by the Borrower (i.e., common or preferred shares with the legal and economic features and substance of equity and not debt). Except as permitted by foregoing clause (z), any redemptions or acquisitions by the Borrower of any shares of the Preferred Series B or any other preferred stock are permitted only after obtaining the Lender's prior written consent.

1.7 The Borrower and the Lender hereby amend Section 8.1 of the Loan Agreement by adding new Subsection 8.1(m), to read in its entirety as follows:

(m)

Preferred Stock. The Borrower defaults in the payment of any amounts due under or in the observance or performance of any of the covenants or agreements contained in any of the Preferred Series B Documents, and any grace period applicable to such default has elapsed; or any shares of Preferred Series B shall for any reason become subject to mandatory redemption by the Borrower before the sixth anniversary of the date on which the first shares of Preferred Series B shares are issued; or any judgment for redemption of any shares of Preferred Series B is rendered by any court or other governmental body; or if any event or condition occurs that results in any shares of the Preferred Series B becoming redeemable (other than at the option of the Borrower) or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder of any shares of any Preferred Series B to cause any shares of the Preferred Series B to be redeemable or to require the redemption thereof by the Borrower (in each case after giving effect to any applicable cure periods).

                    1.8        The Borrower and the Lender hereby confirm and agree that the Preferred Series B shall be counted and included within funded debt for purposes of the financial covenant in Subsection 5.15(b), and the dividends payable under the Preferred Series B shall be counted and included within interest expense for purposes of the financial covenant in Subsection 5.15(c) and for purposes of the definition of EBITDAX.

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ARTICLE 2. WAIVER

                    2.1        The Borrower has advised the Lender that notwithstanding the provisions of Subsection 5.15(a) of the Loan Agreement, requiring a minimum current ratio for the fiscal quarter ended June 30, 2003, in fact the Borrower's financial condition failed to meet that requirement. At the Borrower's request, the Lender hereby grants a one-time waiver of the minimum current ratio covenant in Subsection 5.15(a) for the fiscal quarter ended June 30, 2003. This waiver shall not constitute an amendment of the Loan Agreement, nor be a precedent for any subsequent requested waiver of this or any other covenant or other provision of the Loan Agreement. Without limiting the preceding sentence, the Borrower specifically acknowledges that the financial covenant requirements in Section 5.15 of the Loan Agreement (as amended by this Amendment) for the fiscal quarter to end September 30, 2003 (and thereafter) are not waived by the Lender.

ARTICLE 3. ACKNOWLEDGMENT OF COLLATERAL

3.1 The Borrower hereby specifically reaffirms all of the Collateral Documents.

ARTICLE 4. CONDITIONS PRECEDENT

                    4.1        The provisions of Article 1 of this Agreement (including without limitation paragraph 1.3 amending the minimum current ratio financial covenant effective for the fiscal quarter ending September 30, 2003) further shall become effective also if and when, and only when, the Borrower shall have issued 16,000 shares of the Preferred Series B and received gross proceeds thereof in an amount not less than sixteen million ($16,000,000.00) dollars.

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ARTICLE 5. MISCELLANEOUS

                    5.1        The Borrower represents and warrants to the Lender (which representations and warranties will survive the execution of this Amendment) that (i) the Preferred Series B (when issued) shall be included and represented as debt in accordance with generally accepted accounting principles on the financial statements of the Borrower, and (ii) the Borrower's payment and other obligations under the Preferred Series B Documents are not and will not be secured by any Collateral.

                    5.2        The Borrower represents and warrants to the Lender (which representations and warranties will survive the execution of this Amendment) that (i) all representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (ii) no event has occurred and is continuing as of the date hereof which constitutes a Default or Event of Default (taking into account the waiver granted in Article 2 above), (iii) there has not occurred any material adverse change in the Collateral or other assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower or any other facts, circumstances or conditions (financial or otherwise) upon which the Lender has relied or utilized in making its decision to enter into this Amendment, and (iv) there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of, the terms of the Note. To the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action by the Borrower against the Lender might exist, whether known or unknown, such items are hereby waived by the Borrower.

                    5.3        Subject to the specific amendment set forth in Article 1 and the specific waiver set forth in Article 2 of this Amendment and the other provisions contained in this Amendment, all terms and provisions of the Loan Agreement and of the Note are hereby ratified and confirmed, and shall be and remain in full force and effect, enforceable in accordance with their terms.

                    5.4        The Borrower agrees to pay on demand all reasonable expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and expenses of counsel for Lender). In addition, the Borrower shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.

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5.5 THIS AMENDMENT IS A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF LOUISIANA.

                    5.6        The Borrower and the Lender agree that this Amendment may be executed in multiple separate counterparts, and each party's signature may appear on a separate counterpart, but all such counterparts taken together shall constitute one and the same instrument. The parties specifically confirm their intent to be bound by delivery of such signed counterparts by telecopier.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:	THE EXPLORATION COMPANY OF DELAWARE, INC.

By: /s/ James E. Sigmon
Name: James E. Sigmon
Title: President

LENDER:	HIBERNIA NATIONAL BANK

By: /s/ Nancy G. Moragas
Name: Nancy G. Moragas
Title: Vice President